EXHIBIT 99.1

EXCLUSIVE LICENSE AGREEMENT

Between

RALF HORN

And

GDT TEK, Inc.

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EXCLUSIVE LICENSE AGREEMENT
TABLE OF CONTENTS

SECTION

1. Definitions	3

2. Grant of License; Terms of Use; Period of License	3

3. Royalties and Payment of Royalties	4

4. Warranties and Indemnity by Licensor	4

5. Compliance with Law; Quality Control; Approvals by Licensor	5

6. Promotion	5

7. Protection of Licensee’s Rights	5

8. Default by Licensee	5

9. Termination	5

10. Licensee’s Indemnity	5

11. Liability Insurance	6

12. Nature of Relationship	6

13. Notice	6

14. Amendment; Waiver	7

15. Governing Law	7

16. Section Headings	7

EXHIBIT A -- Mark	8

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EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is entered into by and between RALF HORN, a California limited liability company (“Licensor”), and GDT TEK, INC., a Florida corporation (“Licensee”), and effective as of June ______, 2010.

RECITALS

WHEREAS, Licensee would like to obtain an Exclusive World Wide License (except for  South Korea) from Licensor with respect to certain properties of Licensor, and Licensor is willing to grant such license, all on the terms hereinafter set forth.

NOW, THEREFORE, Licensor and Licensee hereby agree as follows.

1.	DEFINITIONS.

(a) The word “Patents” means any and all national and international Patents with regard to the patented  technology,  that generates Electricity  from a variety of  heat  sources such as; engine waste heat, biogas, solar, and hydro, etcetera, on an exclusive basis listed on Exhibit “A

(b)  “Trade Marks” means the trademark, service mark, names, logos and graphics identified and displayed on Exhibit “A” that pertain to those patents hereto.

(c)  Exclusive Licensee Agreement (ELA) encompass the Patents (a)  and the Trade Marks (b).

(d)  ELA and Licensee in this Agreement refer an Exclusive Licensee Agreement.

2.	GRANT OF LICENSE; TERMS OF USE; PERIOD OF LICENSE.

(a) Except as otherwise provided in this Agreement, Licensor hereby grants to Licensee, from the date of this Agreement until termination of the license as herein after provided, an exclusive non-transferable (unless approved by Licensor) and an exclusive non-assignable (unless approved by Licensor) license to use of the Patents and with the Trade Marks that are  associated  with these Patents,

(b) While under the Exclusive License under this Agreement remains in effect: (1) Licensee will not license or permit anyone else to use any Patents and or Trade Mark without the express written consent of the Licensor.

(c) The Exclusive License granted to Licensee under this Agreement shall commence on June____, 2010 and  remain in effect until June _____, 2109 (the “Term”). Provided Licensee is not in default of any agreement it may with Licensor, Licensee shall have the option renew the license granted for two (2) successive three year (3) terms (each of which is hereinafter referred to as an “Option Term”).

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3.         ROYALTIES AND PAYMENT OF ROYALTIES.  Licensee will pay Licensor a royalty during the Initial Term and during any Option Term, (i) at the election of Licensor, either (i) the issuance to the Licensor $100,000 worth of either the Licensee’s common stock, or (ii) $100,000 worth of the Licensee’s Preferred Stock. The Licensor shall also receive five percent (5%) of the Net Income before Taxes from the revenue generated from equipment installed utilizing the patents associated with this licensing agreement.  The payment will be due on the on the anniversary date of the Exclusive Licensee Agreement and payable ninety days. There is no guarantee by the Licensee as to the value of the stock when sold by the Licensor, RALF HORN.

4.	WARRANTIES AND INDEMNITY BY LICENSOR.

(a) Licensor warrants to Licensee: (1) that Licensor owns all of the rights in to the Patents and  Trade  Marks; (2) and they are valid and current and that the Licensor has the authority   to License to the Licensee  and that   the Patents and Trade  Marks is a valid  and current and are  properly  registered in the name of the Licensor; (3) that Licensor may grant to the Licensee the rights which it grants under this Agreement and it may do so without the approval or consent of anyone and the grant of such rights to Licensee does not violate any agreement binding upon or any obligation of Licensor; (4) and that the Patent and Trade Mark does not violate or infringe on any patents, copyright, trademark, service mark or other right.

(b) Licensee will promptly notify Licensor of any claim against Licensee covered by Licensor’s warranty under Section 4(a) with full details of the claim. Licensee will cooperate in the defense of any such claim and will not settle the same without Licensor’s written consent unless Licensee releases Licensor from all of Licensor’s obligations under this Section 4 with respect to the claim.

(c)  The provisions of this  Section 4 will survive termination of the license under this Agreement.

(d)   Licensor will indemnify Licensee against any liability and hold Licensee harmless from and pay any loss, damage, cost and expense (including, without limitation, legal fees) which the Licensee incurs: (1) arising out of any failure by Licensor  to perform any of its obligations under this Agreement; or (2) arising out of any claim by third parties with respect to any use associated with any Patents and Trade Mark Licensed to the  Licensee or (3) arising out of the manufacture, offer, sale, advertising, promotion, use or condition of any products bearing or associated with the ELA. This indemnity does extend to claims that Licensee’s use of any Patents and Trade Marks, as authorized under this Agreement, violates the rights of another

5.	COMPLIANCE WITH LAW; QUALITY CONTROL; APPROVALS BY LICENSOR.

(a) Licensee covenants and warrants that the use of the Patents and Trade Marks and their in connection with the manufacture, production, marketing, promotion, advertising, and sale of any products will comply with all applicable laws, rules and regulations.

(b) Licensee will maintain high standards of quality with respect to all products bearing or associated with the Patents and Trade Marks, including, without limitation, the quality of the materials utilized in their manufacture and the quality of the promotions and advertisement for the products. The types of materials and styles and designs will be determined by the Licensee.

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6.        PRODUCT DEVELOPMENT. During the term of the ELA the Licensee will have the right to work on improving the process for which if any are developed then those improvements will belong to the Licensee, any royalties due to the Licensor will remain in effect during the term of this agreement. Licensee may expend an amount equal to at least 20% of the net profits for the prior year, and for this purpose. Licensee will maintain accurate records of all of its expenditures pursuant to this Section 6. Licensor may inspect and copy these records on reasonable notice at any time during Licensee’s normal business hours, and Licensee will furnish copies of such records to Licensor upon request, within sixty (60) days after each quarter period ending March 31st, June 30th, September 30th and December 31st.

7.         PROTECTION OF LICENSEE’S RIGHTS.  Licensee may, at its expense, take such action (including, without limitation, commencing and maintaining any action at law or in equity) to protect, defend and enforce its rights to the use of the Patents and Trade Marks against unfair competition, infringement and other violations. Licensor will, at Licensee’s expense, cooperate and participate in any such action and will execute such documents and take such other action as Licensee reasonably requests.

8.         DEFAULT BY LICENSEE. If Licensee fails to pay when due any amount owing under this Agreement and such failure continues for a period of fifteen (15) days after the date upon which a payment is due, or if Licensee fails to perform any of its other obligations under this agreement which is capable of being cured and such failure continues for a period of thirty (30) days after Licensee receives notice of the default from Licensor, then Licensor may, at any time prior to Licensee curing the default, terminate the license under this Agreement by giving the Licensee notice of termination. Licensor’s rights under this Section are in addition to, and are not a limitation on or in substitution for, any other rights which Licensor has by reason of any default, including, without limitation, any claim for damages.

9.	TERMINATION.

(a) Except as provided in subdivision (b) below, on termination of the license under this Agreement due to lack of payment and is the reason and/or cause of termination. Licensee will immediately cease using the Patents and Trade Marks listed in EXHIBIT A and cease producing, marketing, selling, promoting, and advertising any Goods bearing or associated with any Patents and Trade Marks.

(b) Notwithstanding the provisions of subdivision (a), the license under this Agreement may not be terminated for any reason, other than default by Licensee,

10.	LICENSEE’S INDEMNITY.

(a) Licensee will indemnify Licensor against any liability and hold Licensor harmless from and pay any loss, damage, cost and expense (including, without limitation, legal fees) which the Licensor incurs: (1) arising out of any failure by Licensee to perform any of its obligations under this Agreement; or (2) arising out of any act, omission or obligation with respect to any use associated with any Patents and Trade Mark of either Licensee or anyone acting under authority of Licensee; or (3) arising out of the manufacture, offer, sale, advertising, promotion, use or condition of any products bearing or associated with the ELA. This indemnity does not extend to claims that Licensee’s use of any Patents and Trade Marks, as authorized under this Agreement, violates the rights of another.

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(b) Licensee may, at its expense, defend any claim against Licensor covered by its indemnity under subdivision (a) above; and if Licensee elects to do so, it will not be liable to Licensor for any cost or expense incurred by Licensor after Licensee notifies Licensor of its election.

(c)  Licensor will promptly notify Licensee of any claim against Licensor covered by Licensee’s indemnity under Section 10(a) with full details of the claim. Licensor will cooperate in the defense of any such claim and will not settle the same without Licensee’s written consent unless Licensor releases Licensee from all of Licensee’s obligations under this Section 10 with respect to the claim.

(d) The provisions of this Section 10 will survive termination of the license under this Agreement.

11.       LIABILITY INSURANCE.  While the license under this Agreement remains in effect for term of the ELA and for the extensions if any thereafter, Licensee will obtain and maintain, at its expense, product liability insurance covering all products bearing or associated with any Mark. The insurance will be in an amount not less than five million dollars per occurrence and not less than ten million dollars in the aggregate, will have deductibles not exceeding fifty thousand dollars per occurrence, and will contain such exclusions and be issued by such insurers as Licensor shall approve in writing, such approval not to be unreasonably withheld. The insurance will be occurrence-based (as opposed to claims made), will include Licensor as a named insured without liability for premiums, and will provide for at least thirty (30) days’ prior written notice to Licensor of cancellation or non-renewal and of any material change in the coverage. On execution of this Agreement and on each anniversary of the date of this Agreement (including the termination period of the ELA, and at any time on request by Licensor, Licensee will furnish Licensor with certificates issued by the insurer or by a licensed insurance broker confirming that insurance coverage required by this Agreement is maintained and in full force and effect.

12.       NATURE OF RELATIONSHIP. This Agreement creates no relationship between Licensor and Licensee other than that of a licensor to a Exclusive Licensee Agreement. Licensee has no authority to commit Licensor in any manner or to incur any obligation on behalf of or in the name of Licensor.

13.       NOTICE.  Notices and other communications under this Agreement shall be in writing and sent to each party at its address or fax number set forth below or, in the event of a change in any address or fax number, then to such other address or fax number as to which notice of the change is given. Notice will be deemed given on the date sent to the receiving party.

If to Licensor: Ralf Horn:

Ralf Horn
Attn: Ralf Horn
985 University Avenue #37
Los Gatos, CA 95032

If to Licensee: GDT TEK:

GDT TEK, Inc.
Attn: Albert Reda
555 Winderely Place Suite 300
Orlando, FL 32751

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14.       AMENDMENT; WAIVER. This Agreement may be amended only by an instrument in writing signed by Licensor and Licensee. No provision of this Agreement and no obligation of either party under this Agreement may be waived except by an instrument in writing signed by the party waiving the provision or obligation.

15.       GOVERNING LAW.  This Agreement will be governed by and construed in accordance with the laws of the State of Florida.

16.       SECTION HEADINGS.  Section headings are for convenient reference only and shall not affect the meaning or have any bearing on the interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below.

“Licensor”      Ralf Horn

 /s/ Ralf Horn
 By: Ralf Horn

“Licensee”     GDT TEK, Inc.

 /s/ Albert Reda
                         By:  Albert Reda its Executive Officer

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EXHIBIT “A” PATENTS AND TRADE MARKS

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